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                                                                    Exhibit 23.2





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the use by reference in this Form 8-K to the Registration Statement of Citizens Bancshares, Inc. on Form S-4 (Registration No. 333-63533), which incorporates by reference our report dated January 16, 1998 (relating to the consolidated financial statements of Century Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997) appearing in the financial statements and exhibits of this Form 8-K.



/s/ S. R. Snodgrass, A.C.


Wexford, PA
September 23, 1998